INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-98474 and 333-55835 of Owosso Corporation on Form S-8 and Registration Statement 33-99526 of Owosso Corporation on Form S-3 of our report dated December 9, 1999, appearing in this Annual Report on Form 10-K of Owosso Corporation for the year ended October 31, 1999.



/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Philadelphia, Pennsylvania
January 26, 2000